UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2020

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE	1-9824	52-2080478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Q Street

Sacramento, CA 95816

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1844

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	MNI(1)	NYSE American LLC(1)

(1)

On February 21, 2020, the NYSE American filed a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist the Class A Common Stock of The McClatchy Company. The delisting became effective 10 days after the Form 25 was filed. The deregistration of the Class A Common Stock under section 12(b) of the Securities Exchange Act of 1934 will be effective 90 days, or such shorter period as the SEC may determine, after filing of the Form 25. Following deregistration of the Class A Common Stock under Section 12(b) of the Securities Exchange Act of 1934, the Class A Common Stock shall remain registered under Section 12(g) of the Securities Exchange Act of 1934. Beginning on February 16, 2020, the Class A Common Stock was quoted on the OTC Pink Market under the symbol “MNIQQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed by The McClatchy Company (the “Company”) on February 13, 2020 (the “Prior Form 8-K”), on February 13, 2020 (the “Petition Date”), the Company and certain of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). The Company continues to operate its business as debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

Debtor-In-Possession Financing

In addition, as previously disclosed in the Prior Form 8-K, in connection with the Chapter 11 Cases, the Debtors filed a motion on the Petition Date seeking the Bankruptcy Court's approval of debtor-in-possession financing on the terms set forth in that certain Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”) among Encina Business Credit, LLC, as administrative agent for each member of the Lender Group and the Bank Product Providers, the Company, as a debtor and debtor-in-possession, and certain of the Borrowers party thereto. The terms of the DIP Credit Agreement were previously disclosed by the Company in the Prior Form 8-K.

Pursuant to an order dated March 25, 2020, the Bankruptcy Court approved on a final basis access for the Debtors to the aggregate principal amount of $50 million under the DIP Credit Agreement, subject to a borrowing base.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Vice President, Finance and Chief Financial Officer

On March 25, 2020, The McClatchy Company (the “Company”) appointed Peter Farr, 56, as the Company’s Vice President, Finance and Chief Financial Officer effective March 30, 2020. Mr. Farr will continue to serve in his role as Chief Accounting Officer. Mr. Farr has served as the Company’s Corporate Controller and Chief Accounting Officer since he joined the Company in April 2018. Prior to that Mr. Farr held various finance roles at The Boeing Company beginning in 2008 and at Allianz SE from 2006. In connection with his new role, Mr. Farr’s annual base salary will increase to $500,000, effective March 30, 2020. As previously announced, Elaine Lintecum will no longer serve as the Company’s Vice President, Finance and Chief Financial Officer effective March 30, 2020 and will serve as special advisor to the Company’s President and Chief Executive Officer until her retirement from the Company on June 30, 2020.

Corporate Controller and Treasurer

In addition, the Company announced on the same date that Stephanie Zarate has been appointed as the Company’s Corporate Controller and Treasurer effective March 30, 2020. Ms. Zarate will continue in her role as the Company’s Investor Relations Manager, a position she has held since 2016.

Chief Restructuring Officer

Effective March 25, 2020, the Bankruptcy Court approved the appointment of Sean Harding as the Company’s Chief Restructuring Officer. With the support of additional personnel from FTI Consulting, Inc. (“FTI”), Mr. Harding will perform the ordinary course duties of a chief restructuring officer in connection with the Company’s chapter 11 cases and related matters and will report directly to the Company’s board of directors.

Mr. Harding, age 45, is an experienced restructuring and turnaround executive. He is a Senior Managing Director with FTI, which is a full-service financial advisory firm specializing in interim management, restructuring advisory, turnaround consulting, operational due diligence, and performance improvement services across a broad range of industries. Mr. Harding has been employed by FTI since 2002 and has served as a restructuring officer to a number of companies. Mr. Harding is a Certified Turnaround Professional and serves on the Board of the Atlanta, GA chapter of the Turnaround Management Association.

The services of Mr. Harding are being provided pursuant to a letter agreement between the Company and FTI (the “Engagement Letter”), as may be modified by the order entered by the Bankruptcy Court approving the retention. Under the terms of the Engagement Letter, FTI will be entitled to compensation at specified hourly rates for the services of Mr. Harding and other FTI personnel pursuant to the Engagement Letter, as well as reimbursement for reasonable direct expenses. Mr. Harding’s services to the Company are billed by FTI, and he is not separately compensated by the Company for serving as its Chief Restructuring Officer. FTI is not an affiliate of the Company or any of its subsidiaries.

The foregoing summary of the Engagement Letter does not purport to be complete and is qualified in its entirety by reference to the Engagement Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Other than as noted above, there is no other arrangement or understanding pursuant to which Mr. Harding was engaged as Chief Restructuring Officer of the Company. Mr. Harding has neither family relationships nor related person transactions with the Company in connection with his appointment as Chief Restructuring Officer.

Item 7.01	Regulation FD Disclosure.

Effective immediately, the Company will no longer issue quarterly earnings press releases and will no longer host quarterly investor conference calls.  The Company expects to report the financial results of its year ended December 29, 2019 in its Annual Report on Form 10-K on March 30, 2020.

The information furnished pursuant to Item 7.01 in this Current Report on Form 8-K is furnished herewith and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01	Other Events.

On March 26, 2020, the Company issued a press release announcing the appointments of Mr. Farr and Ms. Zarate as the Company’s Vice President, Finance and Chief Financial Officer and Corporate Controller and Treasurer, respectively, as of March 30, 2020. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Engagement Letter, dated February 23, 2020, by and between The McClatchy Company and FTI Consulting, Inc.
99.1	Press release dated March 26, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

March 26, 2020		The McClatchy Company

	By:	/s/ Billie McConkey
Billie McConkey Vice President of People, General Counsel and Corporate Secretary